Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements No. 333-213509 on Form S-3 and No. 333-27157, 333-112877, 333-112878, 333-112880, 333-136087, 333-159073, and 333-195837 on Form S-8, as amended, of Brunswick Corporation, of our report dated October 1, 2018, relating to the financial statements of the Global Marine Business of Power Products Holdings, LLC (Power Products), appearing in this Current Report on Form 8-K/A of Brunswick Corporation.

Milwaukee, Wisconsin
October 1, 2018